                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  October 22, 1995



                         REGIONS FINANCIAL CORPORATION
                         -----------------------------
             (Exact name of registrant as specified in its charter)




    Delaware                          0-6159                     63-0589368
----------------                   -------------             ------------------
(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


               417 North 20th Street, Birmingham, Alabama 35203
          ------------------------------------------------------------
          (Address, including zip code, of principal executive office)

                                (205) 326-7100
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.      OTHER EVENTS.

             On October 22, 1995, Regions Financial Corporation ("Regions") and First National Bancorp ("First National") entered into an Agreement and Plan of Reorganization (the "Agreement"), pursuant to which First National will be acquired by Regions. The Boards of Directors of Regions and First National approved the Agreement and the transactions contemplated thereby at separate meetings held on October 22, 1995.

             In accordance with the terms of the Agreement, Regions will acquire First National pursuant to a merger (the "Merger") of First National with and into a newly created wholly owned subsidiary of Regions to be organized under the laws of the State of Georgia ("Regions Merger Subsidiary"), with Regions Merger Subsidiary as the surviving entity resulting from the Merger.

             Upon consummation of the Merger, each share of the $1.00 par value common stock of First National ("First National Common Stock") (excluding shares held by any First National company or by any Regions company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the effective time of the Merger (as described in the Agreement, the "Effective Time") shall be converted into and exchanged for .76 of a share (the "Exchange Ratio") of the $.625 par value common stock of Regions ("Regions Common Stock").

             In addition, at the Effective Time, all rights with respect to First National Common Stock, pursuant to stock options, stock appreciation rights, or stock awards granted by First National under the existing stock plans of First National, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Regions Common Stock on a basis that reflects the Exchange Ratio.

             The Merger is intended to constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended, and be accounted for as a pooling of interests.

             Consummation of the Merger is subject to various conditions, including: (i) receipt of the approval by the stockholders of First National of appropriate matters relating to the Agreement and the Merger required to be approved under applicable law; (ii) receipt of the approval by the stockholders of Regions of the issuance of shares of Regions Common
Stock pursuant to the Merger as required to be approved under applicable law; (iii) receipt of certain regulatory approvals from the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, the Georgia Department of Banking and Finance, and the Florida Department of Banking and Finance and other applicable regulatory authorities; (iv) receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; (v) receipt by Regions of a letter from Ernst & Young LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment; and (vi) satisfaction of certain other conditions. The Merger is also subject to a ten-day due diligence review by Regions of First National's operations.

             Under the Agreement, First National has the right to terminate the Agreement if the Average Closing Price (as defined below) of Regions Common Stock (i) is less than $33.20 and (ii) reflects a decline of more than 20% below a weighted index of the stock prices of a group of 20 bank holding companies designated in the Agreement. In the event that First National gives notice of its intention to terminate the Agreement based on such provision, Regions has the right to elect to adjust the Exchange Ratio in accordance with the terms of the Agreement, and, thereby remove First National's right to terminate.

             For purposes of the Agreement, the Average Closing price shall mean the average of the daily last sales prices of Regions Common Stock as reported on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Regions) for the ten consecutive full trading days in which such shares are traded on the Nasdaq NMS ending at the close of trading on the Determination Date. The Determination Date shall mean the date on which the consent of the Board of Governors of the Federal Reserve System to the Merger is received.

             In connection with executing the Agreement, Regions and First National entered into a stock option agreement (the "Stock Option Agreement") pursuant to which First National granted to Regions an option to purchase up to 4,089,234 shares of First National Common Stock, at a purchase price of $27.00 per share, upon certain terms and in accordance with certain conditions.

             The Agreement and the Merger will be submitted for approval at a meeting of the stockholders of First National. Similarly, the issuance of shares of Regions Common Stock pursuant to the Merger will be submitted for approval at a meeting of the stockholders of Regions. Prior to either stockholders meeting, Regions will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the shares of Regions Common Stock to be issued in exchange for the outstanding shares of First National Common Stock. Such shares of stock of Regions will be offered to the First National stockholders pursuant to a prospectus that will also serve as a joint proxy statement for the separate meetings of the stockholders of First National and Regions, respectively.

             In connection with announcing the Merger, Regions announced that Regions and First National intend to repurchase up to approximately 1.9 million shares of First National Common Stock or up to approximately 1.4 million shares of Regions Common Stock, or a combination of the two.

             For additional information regarding the Agreement and the Stock Option Agreement please refer to the copies of those documents which are incorporated herein by reference and included as Exhibits to this Current Report on Form 8-K. The foregoing discussion is qualified in its entirety by reference to such documents.

                                   SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 REGIONS FINANCIAL CORPORATION
                                        (Registrant)



                                 By: /s/ Robert P. Houston
                                     -------------------------------------------
                                      Robert P. Houston
                                      Executive Vice President and Comptroller


Date:  October 24, 1995

                               INDEX TO EXHIBITS

                                                                                          Sequential
   Exhibit                                                                                 Page No.
   -------                                                                                ----------
    2.1        Agreement and Plan of Reorganization, dated as of
               October 22, 1995, by and between Regions Financial
               Corporation and First National Bancorp .   . . . . . . . . . . . . . . . .       6

    2.2        Stock Option Agreement, dated as of October 22, 1995,
               issued by First National Bancorp to Regions Financial
               Corporation    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      62

    99.1       Text of joint press release, dated October 23, 1995,
               issued by Regions Financial Corporation and First National
               Bancorp  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      79



                                     -5-

                                Page 5 of 80